UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

SOMAXON PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On September 16, 2010, Somaxon’s board of directors (the “Board”) appointed Faheem Hasnain to fill the vacancy in Class II of the Board with an initial term expiring at the 2013 annual meeting of stockholders. This appointment by the Board was based on the recommendation of the nominating/corporate governance committee. Mr. Hasnain was recommended to the nominating/corporate governance committee by existing members of the Board, and has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

In connection with his appointment to the Board, Mr. Hasnain will be entitled to receive compensation consistent with that of Somaxon’s other non-employee directors under Somaxon’s Director Compensation Policy, as such policy may be amended from time to time. In accordance with the Director Compensation Policy, Mr. Hasnain has been granted an option to purchase 35,000 shares of Somaxon’s common stock for his service as a director.

Somaxon issued a press release on September 20, 2010 announcing the appointment of Mr. Hasnain, a copy of which is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

Richard W. Pascoe, President and Chief Executive Officer of Somaxon, and other executive officers will be presenting the information attached as Exhibit 99.2 to this report at various investor and analyst meetings, including at the UBS Global Life Sciences Conference in New York City on September 21, 2010.

The information in this Item 7.01 of the Current Report on Form 8-K, including the slides attached hereto as Exhibit 99.2, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of the Current Report on Form 8-K.

By furnishing the information in Item 7.01 of the Current Report on Form 8-K, Somaxon makes no admission as to the materiality of any information in this report. The information contained in the slides is summary information that is intended to be considered in the context of Somaxon’s filings with the SEC and other public announcements that Somaxon makes, by press release or otherwise, from time to time. Somaxon undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Somaxon cautions readers that statements included in this report, including Exhibit 99.2 hereto, that are not a description of historical facts are forward-looking statements. For example, statements regarding the commercialization timeline of Silenor and plans, competition in the insomnia market, Somaxon’s reimbursement strategy, potential partnerships or other strategic collaborations, and future financial results are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully commercialize Silenor; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; the ability of Somaxon to achieve market acceptance of Silenor; Somaxon’s reliance on a third party, Publicis, for critical aspects of the commercial sales process for Silenor; the potential to enter into and the terms of any commercial partnership or other strategic transaction relating to Silenor; the adequacy of reimbursement levels for Silenor, the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully launch commercial sales or meet anticipated market demand; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; Somaxon’s ability to raise sufficient capital to fund its operations, and the impact of financing activities on the level of its stock price; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 20, 2010

99.2	Company Update Slides dated September 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: September 21, 2010
	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 20, 2010

99.2	Company Update Slides dated September 21, 2010